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                                                                   EXHIBIT 10.53

                                 AMENDMENT NO. 3
                                     TO THE

                                  AMETEK, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

      WHEREAS, there was adopted and made effective as of May 1, 1997, the AMETEK, Inc. Supplemental Executive Retirement Plan (the "Plan"); and

      WHEREAS, Section 7.1 of the Plan provides that the Administrator of the Plan (defined as a committee consisting of AMETEK's Chief Executive Officer, Chief Financial Officer and Corporate Counsel) may amend the Plan at any time or from time to time as long as the amendment does not significantly increase the cost of the Plan to the Company; and

            WHEREAS, AMETEK now desires to amend the Plan in certain respects;

            NOW, THEREFORE, the Plan is hereby amended as follows:

                  FIRST: Section 1.2 (definition of "Administrator") shall be amended by deleting the term "Corporate Counsel", and substituting therefor the term "General Counsel".

                  SECOND: A new Section 4.3 shall be added to the Plan to read, in its entirety, as follows:

                  "If, with respect to the distribution of a Participant's Supplemental Benefit, the Company shall be required to withhold amounts under applicable federal, state or local tax laws, rules or regulations, the Company shall be entitled, at its option, to (i) deduct and withhold such amounts from any cash payment to be made by the Company to the Participant or to such other person with respect to whom such withholding may arise; (ii) require the Participant (or such other person) to make payment to the Company in such amount as is required to be withheld; or (iii) retain and withhold such number of Shares subject to the Supplemental Benefit as shall have a fair market value, valued on the date on which such withholding requirement arises, equal to the minimum statutory amount as is required to be withheld, in which event the Company shall sell such Shares, or place such Shares in its Treasury account, and apply the proceeds thereof to meet its withholding requirement."
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                  THIRD: The provisions of this Amendment No. 3 shall be
            effective as of January 1, 2002.

      IN WITNESS WHEREOF, the Administrator of the Plan has caused this amendment to be executed on this 10th day of January 2002.

                                      ADMINISTRATOR

                                      /s/ Frank S. Hermance
                                      -----------------------------------
                                      Frank S. Hermance

                                      /s/ John J. Molinelli
                                      -----------------------------------
                                      John J. Molinelli

                                      /s/ Donna F. Winquist
                                      -----------------------------------
                                      Donna F. Winquist